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                                                                   EXHIBIT 10.10

                               RETENTION AGREEMENT

         This Retention Agreement ("Agreement") is made and entered into effective September 27, 2002 between MARINER ENERGY, INC. ("Mariner") and Dave Huber ("Employee").

         WHEREAS, Mariner desires to enter into this Agreement with Employee to provide a method for providing retention payment to encourage continued high performance and to encourage Employee to remain employed with Mariner.

         NOW, THEREFORE, in consideration thereof and of the covenants hereafter set forth, the parties hereby agree as follows:

1.       Retention Payment.

         Pursuant to the provisions of this Agreement, Employee will receive from Mariner a retention payment in a total amount of $60,000.00 (Forty Thousand Dollars and No/00), less applicable withholding of taxes ("Retention Payment") to be paid to Employee as follows:

         (i) A quarterly retention payment of $15,000.00 to be paid to Employee within 5 days of Employee's execution of this Agreement;

         (ii) A quarterly retention payment of $7,500.00 to be paid to Employee on or about December 23, 2002;

         (iii) A quarterly retention payment of $7,500.00 to be paid to Employee on or about March 23, 2002; and

         (iv) A quarterly retention payment of $30,000.00 to be paid to Employee on or about June 23, 2002.

In the event Employee is involuntarily terminated by Mariner, due to (a) job elimination; (b) business reorganization, or (c) a sale of Mariner, Employee shall receive the greater of a lump sum balance of the Retention Payment(s) within thirty (30) days of Employee's involuntary termination date or severance under the Mariner's severance pay plan. In addition, Employee must maintain an above satisfactory performance rating in 2002 and 2003 to be eligible for the Retention Payments. In the event Employee is involuntarily terminated due to poor performance, no Retention Payments shall be made to Employee. Employee is not eligible for any unpaid Retention Payments after the date that Employee: voluntarily terminates employment with Mariner; or terminated for "Cause"; retires; or after the date Employee ceases to report to active duty (unless the law otherwise requires payment). The Retention Payment(s) is not in lieu of possible bonus payments under any Mariner's Company Annual Incentive Plan. This is not a payment for overtime. Subject to the determination set forth above in
(a), (b) and (c) associated with Employee's involuntary termination, Employee may continue eligibility under the terms of the Mariner's severance plan.

2.       Termination of Employment.

         A. Termination for "Cause" shall mean a determination by Mariner that "Cause" exists to terminate the Employee. "Cause" means (i) Employee's gross negligence, willful misconduct, or neglect in the performance of the duties and services as an Mariner employee; (ii) Employee's final conviction of a felony by a trial court; (iii) Employee's breach of any provision

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of this Agreement; or (iv) Employee's violation of any federal, state or local law regulation in the performance of duties for Mariner.

         B. In addition, Mariner may unilaterally terminate this Agreement at the sole discretion of the executive officers of Mariner ("Management") if it determines, in good faith, that the Employee has engaged in activities which are adverse to Mariner's interest. Such a determination by the Management of Mariner and the termination of this Agreement shall be deemed a termination for "Cause" hereunder.

3.       Term of Agreement.

         This Agreement shall end on the earlier of (i) the date of payment in full of the Retention Payments or severance to Employee if terminated prior to June 23, 2003 or (ii) the date of Employee's voluntary termination or Employee's termination for Cause.

4.       Miscellaneous.

         A. Neither Employee, nor any person claiming under Employee, shall have the power to anticipate, encumber or dispose of any right, title, interest or benefit hereunder in any manner or any time, until the same shall have been actually distributed free and clear of the terms of this Agreement.

         B. This Agreement shall be binding upon and inure to the benefit of any successors to Mariner and all persons lawfully claiming under Employee. Nothing in this Agreement shall confer on Employee any right to continued employment or affect in any way the right of Mariner to terminate Employee's employment at any time. Any question as to whether and when there has been a termination of Employee's employment, and the Cause associated with such termination, shall be determined by the Management of Mariner and its determination shall be final.

         C. The payments under this Agreement are neither intended nor should be construed as being additions to base salary or included in calculations of benefits, salary increases, other bonus payments, or severance. This Agreement and any payments under this Agreement are Confidential Information. Employee should not disclose this Confidential Information to anyone other than Employee's spouse, attorney, and tax advisor or as required by law.

         D. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, not withstanding any conflict of law principles, and without regard to the place of execution or performance of employment duties, or residence of the parties.

         E. This Agreement constitutes the entire agreement of the parties with regard to the specific subject matter hereof and contains all of the covenants, promises, representations, warranties and agreements between the parties with respect to such subject matter. Each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, has been made by either party with respect to such subject matter, which is not embodied herein, and that no agreement, statement or promise relating to the subject matter that is not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected thereby, provided that any such modification must be authorized or approved by the Management of Mariner.

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IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be executed and effective on the day and year first above written.

MARINER ENERGY, INC                             EMPLOYEE

By:  /s/ Scott D. Josey                         /s/ Dave Huber
     --------------------------------           --------------------------------
Name:  Scott D. Josey
Title: Chairman CEO                             This 27th day of September, 2002
This 27th day of September, 2002

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